As filed with the Securities and Exchange Commission on April 8, 2009
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

California Water Service Group (Exact Name of Registrant as Specified in Its Charter)	California Water Service Company (Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	California (State or Other Jurisdiction of Incorporation or Organization)
77-0448994 (IRS Employer Identification Number)	94-0362795 (IRS Employer Identification Number)

1720 North First Street, San Jose, CA 95112
(408) 367-8200
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
Martin A. Kropelnicki
Vice President, Chief Financial Officer and Treasurer
California Water Service Group
1720 North First Street
San Jose, California 95112
(408) 367-8200
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)
with a copy to:
Douglas D. Smith, Esq.
Gibson, Dunn & Crutcher LLP
555 Mission Street, Suite 3000
San Francisco, California 94105
(415) 393-8200

Approximate Date of Commencement of Proposed Sale to the Public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Aggregate Offering	Aggregate	Registration
Securities to be Registered	Registered	Price per Unit	Offering Price	Fee
California Water Service Group Preferred Stock
California Water Service Group Common Stock, par value $0.01 per share
California Water Service Company First Mortgage Bonds	(1)	(1)	(1)	(2)
California Water Service Group Guarantees of First Mortgage Bonds(3)

(1)	An indeterminate number and amount of securities to be offered at indeterminate prices is being registered pursuant to this registration statement. The securities registered hereunder may be sold separately, together or as units with other securities registered hereunder.

(2)	The registrants are deferring payment of the registration fee pursuant to Rule 456(b) and are excluding this information in reliance on Rule 456(b) and Rule 457(r).

(3)	First mortgage bonds of California Water Service Company will be guaranteed by California Water Service Group. No separate fee will be paid in respect of the guarantees pursuant to Rule 457(n) of the Securities Act.

PROSPECTUS

California Water Service Group
1720 North First Street
San Jose, CA 95112
408-367-8200

Preferred Stock
Common Stock

California Water Service Company
1720 North First Street
San Jose, CA 95112
408-367-8200

First Mortgage Bonds

Fully and unconditionally guaranteed by
California Water Service Group

California Water Service Group may offer from time to time its preferred stock and its common stock. California Water Service Company, a wholly-owned subsidiary of California Water Service Group, may offer from time to time its first mortgage bonds. The first mortgage bonds will be fully and unconditionally guaranteed by California Water Service Group.

This prospectus provides you with a general description of the securities that may be offered. These securities may be offered as separate series, in amounts, prices and on terms determined at the time of the sale. These securities may be sold separately, together or as units with other securities offered under this prospectus. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. You should read both this prospectus and any prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information” beginning on page 24 of this prospectus, before you make your investment decision.

The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell these securities, we will name them and describe their compensation in a prospectus supplement.

California Water Service Group’s common stock trades on the New York Stock Exchange under the symbol “CWT.”

Investing in these securities involves risks. See “Risk Factors” beginning on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 8, 2009.

About This Prospectus	1
Risk Factors	2
Forward-Looking Statements	2
California Water Service Group	3
California Water Service Company	4
Use of Proceeds	5
Ratios of Earnings to Fixed Charges and to Fixed Charges and Preferred Stock Dividends	5
Description of First Mortgage Bonds and Guarantees	6
Description of Preferred Stock	20
Description of Common Stock	23
Anti-Takeover Effects of Our Certificate of Incorporation, Amended Bylaws and Delaware Law	23
Plan of Distribution	25
Legal Matters	26
Experts	26
Where You Can Find More Information	26
EX-4.6
EX-4.7
EX-4.8
EX-4.9
EX-4.10
EX-4.11
EX-5.1
EX-12.1
EX-12.2
EX-23.2
EX-23.3
EX-25

Unless the context otherwise requires, throughout this prospectus, except under “Description of First Mortgage Bonds and Guarantees,” the terms “we,” “us” and “our” refer to California Water Service Group, and each of our wholly-owned subsidiaries and the term “Cal Water” refers to California Water Service Company. As used under “Description of First Mortgage Bonds and Guarantees,” the terms “we,” “us” and “our” refer to California Water Service Company and the term “CWSG” refers to California Water Service Group.

About This Prospectus

This document is called a prospectus and is part of an automatic shelf registration statement that we and Cal Water have filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf process, we and Cal Water may, from time to time, sell any combination of the various securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we and Cal Water may offer. Each time we and Cal Water sell securities, we and Cal Water will provide a prospectus supplement containing specific information about the terms of the securities being offered. The prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.” We may also prepare free writing prospectuses that describe particular securities. Any free writing prospectus should also be read in connection with this prospectus and with any applicable prospectus supplement. For purposes of this prospectus, any reference to an applicable prospectus supplement may also refer to a free writing prospectus, unless the context otherwise requires.

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and Cal Water and the securities offered under this prospectus. The registration statement, including the exhibits, can be obtained from the SEC Web site or at the SEC offices referenced under the heading “Where You Can Find More Information.”

Risk Factors

Investing in our securities involves risks. Before making an investment decision, you should carefully review the information contained in the other sections of this prospectus and the applicable prospectus supplement. Furthermore, you should carefully consider the risk factors and other information set forth or incorporated by reference in our annual report on Form 10-K for the year ended December 31, 2008 as well as other information incorporated by reference in this prospectus and the applicable prospectus supplement, as such risk factors and other information may be updated from time to time by our subsequent reports and other filings under the Securities Exchange Act of 1934 (the “Exchange Act”).

The risks and uncertainties described are not the only ones facing us and Cal Water. Additional risks and uncertainties not presently known to us or Cal Water or that we or Cal Water currently deem immaterial may also impair our and Cal Water’s business operations, financial results and the value of our and Cal Water’s securities.

Forward-Looking Statements

This prospectus, any prospectus supplement, and the documents we and Cal Water have incorporated by reference contain forward-looking statements within the meaning established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this prospectus, any prospectus supplement and in the documents we and Cal Water incorporate by reference are based on currently available information, expectations, estimates, assumptions and projections, and our and Cal Water’s management’s beliefs, assumptions, judgments and expectations about us, Cal Water, the water utility industry and general economic conditions. These statements are not statements of historical fact. When used in our and Cal Water’s documents, statements that are not historical in nature, including words like “expects,” “intends,” “plans,” “believes,” “may,” “estimates,” “assumes,” “anticipates,” “projects,” “predicts,” “forecasts,” “should,” “seeks,” or variations of these words or similar expressions are intended to identify forward-looking statements. The forward-looking statements are not guarantees of future performance. They are based on numerous assumptions that we and Cal Water believe are reasonable, but they are open to a wide range of uncertainties and business risks. Consequently, actual results may vary materially from what is contained in a forward-looking statement.

Factors which may cause actual results to be different than expected or anticipated include, but are not limited to:

▪	governmental and regulatory commissions’ decisions, including decisions on proper disposition of property;

▪	changes in regulatory commissions’ policies and procedures;

▪	the timeliness of regulatory commissions’ actions concerning rate relief;

▪	changes in the capital markets and access to sufficient capital on satisfactory terms;

▪	new legislation;

▪	changes in accounting valuations and estimates;

▪	changes in accounting treatment for regulated companies, including adoption of International Financial Reporting Standards, if required;

▪	electric power interruptions;

▪	increases in suppliers’ prices and the availability of supplies including water and power;

▪	fluctuations in interest rates;

▪	changes in environmental compliance and water quality requirements;

▪	acquisitions and the ability to successfully integrate acquired companies;

▪	the ability to successfully implement business plans;

▪	civil disturbances or terrorist threats or acts, or apprehension about the possible future occurrences of acts of this type;

▪	the involvement of the United States in war or other hostilities;

▪	our ability to attract and retain qualified employees;

▪	labor relations matters as we negotiate with the unions;

▪	implementation of new information technology systems;

▪	restrictive covenants in or changes to the credit ratings on current or future debt that could increase financing costs or affect the ability to borrow, make payments on debt, or pay dividends;

▪	general economic conditions, including changes in customer growth patterns and our ability to collect billed revenue from customers;

▪	changes in customer water use patterns and the effects of conservation;

▪	the impact of weather on water sales and operating results;

▪	the ability to satisfy requirements related to the Sarbanes-Oxley Act and other regulations on internal controls; and

▪	the risks set forth in “Risk Factors” included elsewhere in this prospectus, prospectus supplement and in the documents we incorporate by reference.

In light of these risks, uncertainties and assumptions, you are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this prospectus or as of the date of any prospectus supplement or document incorporated by reference in this prospectus, as applicable. When considering forward-looking statements, you should keep in mind the cautionary statements in this prospectus, any prospectus supplement and the documents incorporated by reference. We and Cal Water are not under any obligation, and we and Cal Water expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

California Water Service Group

We are a holding company incorporated in Delaware with six operating subsidiaries:

▪	Cal Water,

▪	New Mexico Water Service Company,

▪	Washington Water Service Company,

▪	Hawaii Water Service Company, Inc.,

▪	CWS Utility Services, and

▪	HWS Utility Services LLC.

Cal Water, New Mexico Water, Washington Water, and Hawaii Water are regulated public utilities. These regulated public utilities also provide some non-regulated services. CWS Utility Services and HWS Utility Services provides non-regulated services to private companies and municipalities. Cal Water was the original operating company and began operations in 1926.

Our business is conducted through our operating subsidiaries. The bulk of the business consists of the production, purchase, storage, treatment, testing, distribution and sale of water for domestic, industrial, public and irrigation uses, and for fire protection. We also provide non-regulated water-related services under agreements with municipalities and other private companies. The non-regulated services include full water system operation, billing and meter reading services. Non-regulated operations also include the lease of communication antenna sites, lab services, and promotion of other non-regulated services.

Our common stock is traded on the New York Stock Exchange under the symbol “CWT.”

California Water Service Company

Cal Water is our direct wholly-owned subsidiary and is the largest of our operating companies, representing approximately 94% of our regulated customers and approximately 95% of our consolidated operating revenue for the year ended December 31, 2008. Our regulated California water operations are conducted by Cal Water, which provides service to more than 460,000 customers in 83 California communities through 26 separate districts. Of these 26 districts, 24 districts are regulated water systems, which are subject to regulation by the California Public Utilities Commission (“CPUC”). The other 2 districts, the City of Hawthorne and the City of Commerce, are governed through their respective city councils and are considered non-regulated because they are outside of the CPUC’s jurisdiction.

None of Cal Water’s securities are listed on a national securities exchange.

Use of Proceeds

Unless otherwise specified in a prospectus supplement accompanying this prospectus, we intend to add the net proceeds from the sale of the securities to our general funds to be used for general corporate purposes. We use general funds to, among other things, invest in our subsidiaries, increase our working capital, make capital expenditures, repay our short-term borrowings, refinance existing long-term debt, make acquisitions and take advantage of other business opportunities.

Ratios of Earnings to Fixed Charges and to Fixed Charges
and Preferred Stock Dividends

The following table sets forth our consolidated ratios of earnings to fixed charges and to fixed charges and preferred stock dividends for the periods shown. For the purposes of calculating these ratios, earnings consist of income from continuing operations before income taxes and fixed charges. Fixed charges consist of interest on indebtedness, amortization of debt premium, and the interest component of rentals.

	Year Ended December 31,
	2008	2007	2006	2005	2004

Ratio of Earnings to Fixed Charges	3.89	3.46	2.99	3.46	3.23
Ratio of Earnings to Fixed Charges and Preferred Stock Dividends	3.87	3.43	2.96	3.42	3.20

Description of First Mortgage Bonds and Guarantees

As used in this section, except as otherwise noted, the terms “we,” “us” and “our” refer to California Water Service Company.

General

We will issue the first mortgage bonds in one or more series under an indenture, dated as of April 1, 1928, between us and U.S. Bank National Association, as successor trustee, as amended and supplemented by the first through thirty-eighth supplemental indentures thereto and the thirty-ninth supplemental indenture to be entered into between us and the trustee. In the following discussion, we refer to the indenture, as amended and supplemented by such supplemental indentures and the thirty-ninth supplemental indenture, as the “mortgage indenture,” and we refer to all of our first mortgage bonds under the mortgage indenture, including those already issued and those to be issued in the future, as “first mortgage bonds.” As of December 31, 2008, an aggregate of $17.8 million first mortgage bonds was outstanding as well as an additional $5.9 million of first mortgage bonds outstanding under the indenture we assumed pursuant to our acquisition of Dominguez Water Corporation in 2000. In addition, in connection with execution of the thirty-ninth supplemental indenture, we expect to issue additional series of first mortgage bonds under the mortgage indenture, including those series of first mortgage bonds described under “Additional Terms of Certain Future Series of First Mortgage Bonds” below.

We have summarized the material provisions of the mortgage indenture below. The summary is not complete. The mortgage indenture (including a form of thirty-ninth supplemental indenture) has been filed as an exhibit to the registration statement of which this prospectus is a part, and you should read the mortgage indenture for provisions that may be important to you. You can obtain copies of the mortgage indenture by following the directions described under the caption “Where You Can Find More Information.” Furthermore, the mortgage indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) and you should refer to the Trust Indenture Act for certain provisions that apply to the first mortgage bonds. In the summary below, we have included references to applicable section numbers of the mortgage indenture so that you can more easily locate the relevant provisions.

Terms of a Particular Series

The first mortgage bonds may from time to time be issued in one or more series. When we offer to sell a particular series of first mortgage bonds under this prospectus, we will describe the specific terms of the first mortgage bonds of each series in a supplement to the mortgage indenture and a prospectus supplement, which will include the following terms, as applicable to that series:

▪	the title of the first mortgage bonds;

▪	any limit on the aggregate principal amount of the first mortgage bonds;

▪	the date or dates on which the principal of any first mortgage bonds is payable;

▪	the rate or rates at which the first mortgage bonds will bear interest, if any, the date or dates from which any interest will accrue, the interest payment dates on which any interest will be payable and the record date for any interest payable on any interest payment date;

▪	any redemption terms, including mandatory redemption through a sinking fund or otherwise, redemption at our option and redemption at the option of the holder;

▪	whether payments of principal of, or any premium or interest on, the first mortgage bonds will be determined with reference to a financial or economic measure or pursuant to a formula, and the manner in which these amounts will be determined;

▪	the portion of the principal amount of the first mortgage bonds payable upon declaration of acceleration of the maturity of the first mortgage bonds if other than the full principal amount;

▪	if other than by a resolution of our board of directors, the manner in which we may elect to defease any first mortgage bonds or that such first mortgage bonds are not defeasible;

▪	any deletion of, addition to or change in the events of default and any change in the right of the trustee or the requisite holders of the first mortgage bonds to declare the principal amount due and payable;

▪	any deletion of, addition to or change in the covenants that apply to the first mortgage bonds;

▪	the terms and conditions upon which the first mortgage bonds will be guaranteed by CWSG and, if applicable, upon which such guarantees may be subordinated to other indebtedness of CWSG;

▪	whether the first mortgage bonds shall be convertible into, or exchangeable for, any other securities issued by us or any other person and the terms and conditions, if any, upon which the first mortgage bonds shall be convertible or exchangeable; and

▪	any other terms of the first mortgage bonds. (Section 2.01.)

We may issue additional first mortgage bonds of a particular series without the consent of the holders of the first mortgage bonds of such series outstanding at the time of the issuance. (Section 2.01.) Any such additional first mortgage bonds, together with all other outstanding first mortgage bonds of that series, will constitute a single series of first mortgage bonds under the mortgage indenture. The first mortgage bonds will be issued in denominations of $1,000 or multiples of $1,000. (Section 2.10.)

Form, Exchange and Transfer

Subject to the terms of the mortgage indenture and the limitations applicable to global securities, first mortgage bonds may be presented for exchange or for registration of transfer at the office of the registrar. No service charge will be made for any registration of transfer or exchange of first mortgage bonds, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. We have appointed the trustee as the registrar, and the register will be kept at the corporate trust office of the trustee in San Francisco, California. (Sections 2.12 and 2.15.)

Principal and Interest Payments

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a first mortgage bond (other than defaulted interest) on any interest payment date will be made to the person in whose name the security, or one or more predecessor securities, is registered at the close of business on the regular record date for payment of interest. (Section 2.20.) Payment of defaulted interest on a bond shall cease to be payable to the person in whose name the security is registered at the close of business on the regular record date for payment of interest and shall be payable as described in the mortgage indenture. (Section 2.20.)

Principal and interest on the first mortgage bonds will be payable or deliverable at the office of the paying agent or paying agents as we may designate for that purpose from time to time. Unless otherwise indicated in the applicable prospectus supplement, the corporate trust office of the trustee in San Francisco, California will be initially designated as our sole paying agent for payments and deliveries with respect to first mortgage bonds of each series. (Section 2.12.)

Issuance of Additional First Mortgage Bonds

The maximum principal amount of first mortgage bonds that we may issue under the mortgage indenture is not limited, except as described below. We may at any time and from time to time issue additional first mortgage bonds in an aggregate principal amount not exceeding:

1) 66 2/3% of the cost or fair value, whichever is less, of new or additional property acquired or permanent improvements, extensions or additions constructed after the date of the thirty-ninth supplemental indenture (the “Amendment Date”) or the date of the most recent offering of first mortgage bonds, whichever is later, plus, if then available pursuant to the terms of the mortgage indenture, any existing and unused “additions credit.”

2) the amount of cash deposited with the trustee; and

3) the aggregate principal amount of any indebtedness secured by a lien prior to the mortgage indenture, or first mortgage bonds, to be paid, redeemed or refunded with the proceeds of the additional first mortgage bonds to be issued (Sections 2.02, 2.07 and 2.08.)

We may not issue any additional first mortgage bonds on the basis of clauses (1) and (2) above, unless our earnings available for interest, reserves (other than any reserve for depreciation, replacements or renewals) and dividends, for a period of any 12 consecutive months within the 14 months immediately preceding the month in which application for the authentication of additional first mortgage bonds is made are equal to at least twice the annual interest requirements on all first mortgage bonds, including those about to be issued and any obligations secured by liens prior to the lien of the mortgage indenture. In calculating the net earnings applicable to first mortgage bond interest, no more than 15% of our net earnings may come from nonutility sources. We may issue additional first mortgage bonds under clause (3) above without complying with the earnings test unless the first mortgage bonds to be paid, redeemed or refunded have a maturity of more than five years from when they are to be paid, redeemed or refunded and the first mortgage bonds issued have a higher interest rate than those to be paid, redeemed or refunded. (Sections 2.02, 2.03, 2.04, 2.07 and 2.08.)

As used herein, the term “new or additional property” shall mean any property subject to the lien of the mortgage indenture acquired by us after the Amendment Date that consists of plants, property and equipment acquired as an entirety or substantially as an entirety by us of any utility located in the State of California. (Section 2.02.)

As used herein, the term “permanent improvements, extensions or additions” shall mean any permanent improvement, extension or addition to any property subject to the lien of the mortgage indenture occurring after the Amendment Date. (Section 2.02.)

As used herein, the term “additions credit” shall mean an amount equal to the sum of (i) with respect to each prior issuance of first mortgage bonds under clause (1) above, the excess of (a) 66 2/3% of the cost or fair value whichever is less, of the permanent improvements, extensions or additions and new or additional property made the basis for such issuance of first mortgage bonds over (b) the principal amount of first mortgage bonds actually issued in such issuance, plus (ii) the aggregate principal amount of first mortgage bonds previously issued under the mortgage indenture which have been redeemed or repaid since the date of the thirty-ninth supplemental indenture; provided that additions credit shall not include any amount that has previously been added to permanent improvements, extensions or additions or new or additional property in respect of a prior issuance of first mortgage bonds pursuant to clause (1) above or, with respect to first mortgage bonds previously issued under mortgage indenture, any amount attributable to first mortgage bonds the redemption or repayment of which has been made the basis for the issuance of additional first mortgage bonds pursuant to clause (3) above. The foregoing notwithstanding, in no event shall any additions credit be available at any time prior to the repayment in full or other satisfaction in full of amounts owing in respect of the Series CC, the Series KK, the Series GGG and the Series HHH first mortgage bonds, unless otherwise agreed to by holders holding a majority in aggregate principal amount of each of the Series CC, the Series KK, the Series GGG and the Series HHH first mortgage bonds.

We may withdraw cash deposited under clause (2) above in an amount equal to the first mortgage bonds issuable under clause (1) above without regard to our net earnings. If we have not withdrawn such cash in lieu of first mortgage bonds within two years of its deposit, the cash may be returned to us or applied by the trustee to the purchase or redemption of first mortgage bonds. (Section 2.07.)

Security

The first mortgage bonds when issued will be secured, equally and ratably with all of the first mortgage bonds now outstanding or hereafter issued under the mortgage indenture, by the lien on all of our properties, premises, rights, franchises and interests, and such properties, premises, rights, franchises and interests hereafter acquired by us, subject to the exceptions referred to below, the permitted liens and the prior lien of the trustee for compensation, expenses and liability. (Granting Clauses First, Second and Third.)

Property that is excepted from the lien of the mortgage indenture includes the following:

▪	cash, cash equivalents and the deposit, brokerage and securities accounts holding such cash and cash equivalents, to the extent not consisting of the proceeds of any disposition of collateral;

▪	automobiles, rail cars, vessels, aircraft and other motor vehicles and parts, accessories and supplies used in connection with our business;

▪	oil, gas and other minerals and all timber, and all rights and interests in the foregoing;

▪	all leases, licenses, franchises, contracts, property rights or agreements to which we are a party if the grant of a security interest constitutes abandonment of our interest therein or the breach of our obligations thereunder; and

▪	assets subject to a lien securing indebtedness to finance the purchase or lease of such assets if prohibited by the terms of the contract to which such lien is granted. (Excepted Property Clause.)

As used herein the term “permitted lien” means as of any particular time, any of the following:

▪	to the extent we consolidate with, or merge into, or purchase all or substantially all of the assets of, another entity, liens on the assets of such entity in existence on the date of such consolidation, merger or purchase and securing indebtedness of such entity, provided that such indebtedness and liens were not created or incurred in anticipation of such consolidation, merger or purchase and do not extend to any other property of the Company subject to the lien of the mortgage indenture in existence immediately prior to the consolidation, merger or purchase;

▪	liens on any asset owned by us securing indebtedness incurred in the ordinary course of business to finance the purchase, lease or improvement of such asset, or the replacement or refinancing of such indebtedness, if the contract or other agreement in which such lien is granted (or the documentation providing for such indebtedness) does not prohibit the creation of any other lien on such asset, provided that such liens do not extend to any asset other than the asset acquired, leased or improved, and provided further that the principal amount of the indebtedness secured by such lien does not exceed the cost or fair market value, whichever is lower, of the property acquired, leased or improved on the date of such acquisition, lease or improvement;

▪	as to after-acquired property, liens existing at the time of the acquisition, provided that such liens do not extend to any other property subject to the lien of the mortgage indenture, and provided further that the principal amount of the indebtedness secured by such liens does not exceed the cost or fair market value, whichever is lower, of the property acquired on the date of such acquisition;

▪	liens for taxes, assessments and other governmental charges which are not delinquent or which are being contested in good faith by appropriate proceedings;

▪	mechanics’, workmen’s and other liens incident to construction and liens of any of our employees for salary or wages earned, but not yet payable, arising in the ordinary course of business which are not delinquent or which are being contested in good faith and by appropriate proceedings;

▪	easements, encumbrances and defects in title to the property subject to the lien of the mortgage indenture; provided, however, that such easements, encumbrances or defects do not materially impair the use by us of such property;

▪	defects in title to real property subject to rights-of-way or other similar rights in favor of us or used by us primarily for right-of-way purposes or real property held under lease or similar right; provided, however, that (1) we have obtained from the apparent owner of such real property a sufficient right to such use, (2) we have power under eminent domain or similar statutes to remove such defects or (3) such defects may be otherwise remedied without undue effort or expense;

▪	leases existing on the date of the thirty-ninth supplemental indenture and any renewals thereof and leases affecting the property subject to the lien of the mortgage indenture that (1) have terms of not more than 20 years or (2) do not materially impair the use by us of such property;

▪	liens vested in lessors, licensors, franchisors or permittors for rent or other amounts to become due or for other obligations or acts to be performed, so long as the payment or the performance of such obligations is not delinquent or is being contested in good faith and by appropriate proceedings;

▪	controls or other burdens imposed by federal, state, municipal or other law, or by rules, regulations or orders of governmental authorities upon the property subject to the lien of the mortgage indenture;

▪	rights which governmental authorities may have by virtue of franchises, grants, licenses, permits or contracts, or by virtue of law, to purchase, recapture or designate a purchaser of or order the sale of the property subject to the lien of the mortgage indenture, to terminate franchises, grants, licenses, permits, contracts or other rights or to regulate our property and business; and any and all obligations of ours correlative to any such rights;

▪	liens required by law or governmental regulations (1) as a condition to the transaction of any business, (2) to enable us to maintain self-insurance, (3) in connection with workers’ compensation, unemployment insurance, social security, any pension or welfare benefit plan or (4) to share in the privileges or benefits required for companies participating in one or more of the arrangements described in clauses (2) and (3) above;

▪	liens on the property subject to the lien of the mortgage indenture or any part thereof which are granted by us to secure duties or public or statutory obligations or to secure, or serve in lieu of, surety, stay or appeal bonds;

▪	rights reserved to or vested in others to take or receive any part of any coal, ore, gas, oil and other minerals, any timber or any electric capacity or energy, gas, water, steam and any other products, developed, produced, manufactured, generated, purchased or otherwise acquired by us or by others on our property;

▪	(1) rights and interests of persons other than us arising out of contracts, agreements and other instruments to which we are a party and which relate to the common ownership or joint use of property; and (2) all liens on the interests of persons other than us in property owned in common by such persons and us if and to the extent that the enforcement of such liens would not adversely affect our interests in such property in any material respect;

▪	any restrictions on assignment or requirements of any assignee to qualify as a permitted assignee or a public utility or public service corporation;

▪	any liens which have been bonded for the full amount in dispute or for the payment of which other adequate security arrangements have been made;

▪	liens granted in favor of the trustee pursuant to the mortgage indenture and the first mortgage bonds;

▪	liens securing loans made by The California Department of Water Resources or other governmental agency to us in connection with the installation, upgrade, or replacement of infrastructure to ensure the quality of drinking water and the protection of public health. (Section 1.01.)

The mortgage indenture permits our consolidation or merger with, or the conveyance of all or substantially all of our property to, any other corporation; provided, that the successor corporation assumes the due and punctual payment of the principal and interest on the first mortgage bonds of all series then outstanding under the mortgage indenture and assumes the due and punctual performance of all the terms, covenants and conditions of the mortgage indenture. (Section 9.02.)

Release and Substitution of Assets

Until the occurrence of an event of default under the mortgage indenture and receipt of notice from either the trustee or not less than a majority in aggregate principal amount of the outstanding first mortgage bonds that such rights are suspended, the mortgage indenture permits the following releases from its lien, in each case without any release or consent by the trustee:

▪	the sale or other disposal of any machinery, equipment, tools, implements or other property subject to the lien of the mortgage indenture upon replacing the same or substituting for the same with machinery, equipment, tools, implements or other property with an aggregate value at least equal to the aggregate original value of such property disposed of so long as such substituted property becomes subject to the lien of the mortgage indenture; provided that we may dispose of damaged, worn-out or obsolete equipment that is immaterial in the ordinary course of business without replacing the same;

▪	the surrender and modification of any franchise, license or permit subject to us operating the property subject to the lien of the mortgage indenture in accordance with good industry practice as determined by our good faith judgment;

▪	the cancellation, change or alteration of permitted liens, easements, rights-of-way and similar rights; and

▪	the grant of any permitted lien or the taking of title to additional property subject to any permitted lien. (Section 5.02.)

Covenants

The mortgage indenture contains several covenants, including covenants relating to

▪	title of the property subject to the lien of the mortgage indenture,

▪	maintaining the mortgage property free and clear of any lien, other than permitted liens, provided that the aggregate principal amount of all indebtedness secured by liens prior to the lien of the mortgage indenture on any property at any time subject to the lien of the mortgage indenture (excluding taxes for the then current year and taxes and assessments not yet delinquent) shall never exceed 25% of the aggregate principal amount of (a) all first mortgage bonds then outstanding, (b) all first mortgage bonds for the authentication and delivery of which application is then being made under the mortgage indenture and (c) all indebtedness secured by such prior lien or liens,

▪	payment of principal and interest on the first mortgage bonds,

▪	maintenance of an office or agency where notice, presentations and demands upon us with respect to the mortgage indenture may be made and where payments or principal and interest on the first mortgage bonds may be made,

▪	preservation of our corporate existence and our rights, permits and franchises necessary for the property subject to the lien of the mortgage indenture,

▪	payment of taxes and other governmental charges,

▪	compliance with requirements of governmental authorities,

▪	maintenance of insurance,

▪	maintenance of the property subject to the lien of the mortgage indenture,

▪	recording of the mortgage indenture, and

▪	the filing of reports with the SEC and the trustee.

Any covenants that may apply to a particular series of debt securities will be described in the applicable prospectus supplement. Unless the applicable prospectus supplement provides differently, there are no provisions which limit our ability to incur additional debt or which protect holders of first mortgage bonds if we were to engage in a highly leveraged or similar transaction or in the event of our change in control. (Article III and Section 11.03.)

Redemption

The prospectus supplement that describes a particular series of first mortgage bonds will set forth any terms for the optional or mandatory redemption of that particular series. (Article IV.)

Sinking Funds

Sinking fund provisions applicable to a series of first mortgage bonds, if any, will be as set forth in the applicable prospectus supplement for such series.

Events of Default

The mortgage indenture generally defines an “event of default” with respect to any series of first mortgage bonds as any one of the following events:

1. failure to pay when due the principal of any first mortgage bonds of such series;

2. failure for 30 days to pay any interest due on first mortgage bonds of such series;

3. the default on any of our other indebtedness, if that default (a) is caused by a failure to make a payment when due or (b) results in the acceleration of such indebtedness prior to its stated maturity, and, in each of (a) and (b), the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a default as described in (a) or an acceleration of maturity as described in (b), totals $10.0 million or more in the aggregate;

4. failure to perform or observe for 90 days after notice of that failure by the trustee or holders of at least 25% in principal amount of the first mortgage bonds of all series under which such failure to perform or observe has occurred, any other covenant, agreement or condition of the mortgage indenture applicable to such series of first mortgage bonds;

5. certain events involving our bankruptcy, insolvency or reorganization; or

6. any other event defined as an event of default with respect to first mortgage bonds of a particular series indicated in prospectus supplement. (Section 7.01.)

Upon the occurrence of an event of default, other than an event of default referred to in clause (5) above, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding first mortgage bonds may declare the principal and interest on first mortgage bonds of all such series immediately due and payable. Upon the occurrence of an event of default described in clause (5) above, the principal and interest on first mortgage bonds of all series then outstanding will automatically become immediately due and payable without any further action. If, after the payment of principal and interest has been accelerated as provided above, all defaults have subsequently been cured, the holders of a majority in principal amount of the outstanding first mortgage bonds may rescind and annul such declaration. (Section 7.01.)

The holders of not less than 66 2/3% in aggregate principal amount of the outstanding first mortgage bonds of all series under which an event of default has occurred may waive any past default under the mortgage indenture with respect to the first mortgage bonds of all such series, except a default in the payment of the principal of (or premium, if any) or interest on any first mortgage bond when due. (Section 7.20.)

Upon the occurrence and during the continuation of an event of default, the trustee has the right and power to take appropriate judicial proceedings for the protection and enforcement of the rights of the first mortgage bond holders and the trustee may proceed by other appropriate remedy, to enforce payment of the first mortgage bonds and to foreclose the first mortgage indenture and to sell the property subject to the lien of the mortgage indenture under the judgment of a court of competent jurisdiction, in each case in accordance with the terms of the mortgage indenture. No first mortgage bond holder has the right to institute any proceeding for the foreclosure of the first mortgage indenture or for the enforcement of any other remedy under the first mortgage indenture, unless (1) such first mortgage bond holder previously gave notice to the trustee of the event of default, (2) holders of not less 25% in aggregate principal amount of the outstanding first mortgage bonds shall have requested the trustee in writing to act, (3) such first mortgage bond holder offered the trustee satisfactory security and indemnity, and (4) the trustee refused or neglected to comply with such request for a period of 60 calendar days. (Sections 7.05 and 7.06.) In addition, the holders of at least a majority in aggregate principal amount of the outstanding first mortgage bonds of all series then outstanding may direct the time, method and place of conducting any proceedings for any remedy available to, or conferred by the mortgage indenture upon, the trustee, provided, that the trustee may decline to follow any such direction if such action or proceeding so directed may not be lawfully taken or if the trustee in good faith determines that the action so directed would subject the trustee to personal liability or the trustee will not be sufficiently indemnified for any expenditures or is unjustifiably prejudicial to the non-assenting first mortgage bond holders. (Section 7.08.)

We are required to furnish to the trustee annually a statement by certain of our officers as to whether or not we, to our knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the mortgage indenture and, if so, specifying all known defaults.

Street name and other indirect holders should consult their banks and brokers for information on their requirements for giving notice or taking other actions on a default.

Legal Defeasance and Covenant Defeasance

Legal Defeasance.  The mortgage indenture provides, at our option, that we will be deemed to be discharged from our obligations with respect to the first mortgage bonds of any series on the date the conditions set forth below are satisfied with respect to such series, except for our obligations with respect to issuing temporary first mortgage bonds, registration of such first mortgage bonds, mutilated, destroyed, lost or stolen first mortgage bonds and the maintenance of an office or agency for payment and money for security payments held in trust, and the rights, powers, trusts, duties and immunities of the trustee, and our obligations in connection therewith. (Section 14.04.)

Covenant Defeasance.  The mortgage indentures provide that we may elect, at our option and subject to satisfaction of the conditions set forth below, that our failure to comply with certain restrictive covenants, including those that may be described in the applicable prospectus supplement, and the occurrence of certain events of default which are described above in clause (4) under “Events of Default” above and any that may be described in the applicable prospectus supplement, will not constitute an event of default with respect to such first mortgage bonds. (Section 14.04.)

Conditions to Legal or Covenant Defeasance.  To exercise either legal or covenant defeasance with respect to the first mortgage bonds of any series:

▪	we must irrevocably deposit with the trustee cash, government securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the first mortgage bonds of such series when due;

▪	in the case of legal defeasance, we shall have delivered to the trustee an opinion of counsel confirming that (1) we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or (2) since the issuance of the first mortgage bonds of such series, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that the holders of the first mortgage bonds of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

▪	in the case of covenant defeasance, we shall have delivered to the trustee an opinion of counsel, reasonably acceptable to the trustee confirming that the first mortgage bond holders of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

▪	no default (other than a default resulting from borrowing funds to make the deposit described in the first bullet point above and the granting of liens in connection therewith) shall have occurred and be continuing on the date of such deposit with respect to the first mortgage bonds of such series;

▪	such legal or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the mortgage indenture) to which we are a party or by which we are bound;

▪	we shall have delivered to the trustee an opinion of counsel to the effect that the trust funds with respect to first mortgage bonds of such series will not be subject to the effect of Section 547 of Title 11 of the United States Code;

▪	we shall have delivered to the trustee an officers’ certificate stating that the deposit was not made by us with the intent of defeating, hindering, delaying or defrauding any of our creditors or others; and

▪	we shall have delivered to the trustee an officer’s certificate and an opinion of counsel each stating that all conditions precedent relating to such legal or covenant defeasance have been complied with. (Section 14.05.)

Modification of the Mortgage Indenture

We and the trustee may, without the consent of any holders of the first mortgage bonds, modify and amend the first mortgage indenture for the following purposes:

▪	to evidence the succession of another corporation to our rights and the assumption by such successor of our covenants and obligations contained in the mortgage indenture and in the first mortgage bonds;

▪	to add to our covenants for the benefit of the holders of the first mortgage bonds of all or any series;

▪	to add additional events of default in respect of the first mortgage bonds of all or any series;

▪	to supplement provisions of the mortgage indenture to permit or facilitate the defeasance and discharge of the first mortgage bonds of any series, provided that any such action shall not adversely affect the interests of the first mortgage bond holders in any material respect or release any mortgaged property from the lien of the mortgage indenture;

▪	to evidence the acceptance of appointment of a successor trustee;

▪	to comply with the requirements of the SEC in connection with the qualification of the mortgage indenture under the Trust Indenture Act;

▪	to cure any ambiguity, correct inconsistent provisions, or eliminate any conflict between the terms of the mortgage indenture, the first mortgage bonds and the Trust Indenture Act;

▪	to make any other provisions with respect to matters or questions arising under the mortgage indenture which are not be inconsistent with any provision of the mortgage indenture; provided that such other provisions shall not adversely affect in any material respect the interests of the first mortgage bond holders of any series;

▪	to add guarantees for the benefit of any series; or

▪	to establish the form or terms of first mortgage bonds of any series permitted to be issued under the mortgage indenture. (Section 12.01.)

Modifications and amendments of the mortgage indenture may be made by us and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding first mortgage bonds, the terms of such first mortgage bonds are to be modified thereby, except that no modification or amendment may, without the consent of the holder of each outstanding first mortgage bond affected thereby,

▪	change the stated maturity of any first mortgage bond;

▪	reduce the principal amount of any first mortgage bond;

▪	reduce the interest rate on any first mortgage bond;

▪	change the currency in which payments on any first mortgage bond is denominated or payable;

▪	impair the right to institute suit for the enforcement of any payment on any first mortgage bond;

▪	alter any redemption provisions in a manner adverse to the holders of first mortgage bonds;

▪	release any guarantor or collateral securing the first mortgage bonds (except in accordance with the terms of the mortgage indenture or the documents governing the related guarantee or the collateral, as applicable);

▪	reduce the required percentage of holders of first mortgage bonds relating to actions that require their consent; and

▪	release all or substantially all of the mortgaged property from the lien of the mortgage indenture or change the provisions of the mortgage indenture so that the lien granted to all applicable series of first mortgage bonds are not equal and ratable. (Section 12.02.)

Governing Law

The mortgage indenture, the first mortgage bonds and the guarantees will be governed by, and construed in accordance with, the laws of the State of California, except to the extent that the Trust Indenture Act shall be applicable. (Section 15.04.)

Regarding the Trustee

U.S. Bank National Association is the trustee under the mortgage indenture. U.S. Bank National Association currently provides trustee services to us and our affiliates in the ordinary course of business. U.S. Bank National Association does not provide commercial banking services to us and our affiliates.

Guarantees

The first mortgage bonds we offer pursuant to this prospectus will be fully and unconditionally guaranteed as to the payment of principal, premium, if any, and interest by CWSG. The applicable prospectus supplement will describe the terms and conditions upon which the mortgage bonds will be guaranteed by CWSG. The obligations of CWSG under any guarantee will be limited to the maximum amount permitted under applicable federal or state law. Any guarantees will be issued under the mortgage indenture and a guarantee to be entered into by CWSG in favor of the trustee. A form of guarantee is filed as an exhibit to the registration statement of which this prospectus is a part. The guarantee reflecting the terms and provisions of a particular guarantee of a series of first mortgage bonds will be filed with the SEC in connection with the offering. You can obtain copies of the form of guarantee by following the directions described under the caption “Where You Can Find More Information.” You should read the more detailed provisions of the indenture and the guarantee and any additional terms relating to the particular series of first mortgage bonds to which the guarantee relates, which will be described in detail in the applicable prospectus supplement, for additional information that may be important to you.

Additional Terms of Certain Future Series of First Mortgage Bonds

In connection with obtaining the consent of holders to enter into the thirty-ninth supplemental indenture, we agreed to provide the Series CC, Series GGG and Series HHH first mortgage bonds issued or to be issued with certain covenants and rights in addition to those set forth above. We also agreed to provide such additional covenants and rights to the Series KK first mortgage bonds to be issued in exchange for the Series K bonds currently outstanding under the indenture we assumed pursuant to our acquisition of Dominguez Water Corporation in 2000. We refer to each of the Series CC, Series GGG, Series HHH and Series KK first mortgage bonds as a “specified series”.

The additional covenants and rights granted to each specified series include, among others, the following:

▪	the right to receive default interest equal to a per annum rate of 2% during the occurrence and continuation of an event of default with respect to such specified series;

▪	that the obligations under each specified series will be guaranteed by CWSG;

▪	a covenant that we shall, upon request, deliver financial information and reports as may be reasonably necessary by a specified series to evaluate its investments;

▪	a covenant that no first mortgage bonds shall be issued under the mortgage indenture for the purpose of providing funds for us to keep or maintain the property subject to the lien of the mortgage indenture in good and business-like working order and condition, or merely to replace or in substitution for old or worn-out or abandoned property provided that whenever old or worn-out or abandoned property is replaced by property costing more than its original cost then such replacement or substitution is permitted;

▪	a covenant that no event of default with respect to any series of first mortgage bonds may be waived unless also waived by the holders of not less than a majority in aggregate principal amount of each specified series;

▪	a covenant that if we enter into, amend or modify any terms applicable to another series of first mortgage bonds in a manner that requires us to comply with or add a covenant, an event of default, a guarantee or collateral that either is not at such time applicable to such specified series or, if such covenant, event of default, guarantee or collateral shall already be applicable to such specified series, is, or contains related provisions that are, more restrictive upon us or any guarantor of such specified series than such existing covenant, event of default, guarantee or related provisions, each provision (including any related definitions) relating to such covenant, event of default, guarantee or security applicable to such other series of first mortgage bonds shall be automatically deemed to apply to such specified series; and

▪	a covenant that, except with respect to a wholly-owned subsidiary, we shall not enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any affiliate except in the ordinary course of and pursuant to the reasonable requirements of our business and upon fair and reasonable terms no less favorable than it would obtain in a comparable arm’s-length transaction with a person not an affiliate (with affiliate, for purposes of this covenant, meaning a person who directly or indirectly through one or more financial intermediaries controls, or is controlled by, or is under common control with us, or who beneficially owns or holds 5% or more of our outstanding common stock or equity).

Book-Entry, Delivery and Form of First Mortgage Bonds

We have obtained the information in this section concerning The Depository Trust Company (“DTC”), Clearstream Banking S.A. (“Clearstream”), and Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), and the book-entry system and procedures from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

Unless otherwise indicated in the applicable prospectus supplement, the first mortgage bonds will be issued in book-entry form through DTC. DTC will act as securities depositary for the first mortgage bonds. Unless otherwise indicated in the applicable prospectus supplement, the first mortgage bonds will be issued only as fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. The first mortgage bonds will be accepted for clearance by DTC. Beneficial interests in the first mortgage bonds will be shown on, and transfers thereof will be effected only through, the book-entry records maintained by DTC and its direct and indirect participants, including Euroclear and Clearstream. Owners of beneficial interests in the first mortgage bonds will receive all payments relating to their first mortgage bonds in U.S. dollars. One or more fully registered global security certificates, representing the aggregate principal amount of first mortgage bonds issued, will be issued and will be deposited with DTC and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the first mortgage bonds, so long as the first mortgage bonds are represented by global security certificates.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its direct participants deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, referred to as “indirect participants,” such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a direct or indirect custodial relationship with a direct participant. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of first mortgage bonds under the DTC system must be made by or through direct participants, which will receive a credit for the first mortgage bonds on DTC’s records. The ownership interest of each beneficial owner of first mortgage bonds will be recorded on the direct or indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the first mortgage bonds are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interest in first mortgage bonds, except in the event that use of the book-entry system for the first mortgage bonds is discontinued. Under a book-entry format, holders may experience some delay in their receipt of payments, as such payments will be forwarded by the trustee to Cede & Co., as nominee for DTC. DTC will forward the payments to its participants, who will then forward them to indirect participants or holders. Beneficial owners of first mortgage bonds other than DTC or its nominees will not be recognized by the registrar and transfer agent as registered holders of the first mortgage bonds entitled to the rights of holders thereof. Beneficial owners that are not participants will be permitted to exercise their rights only indirectly through and according to the procedures of participants and, if applicable, indirect participants.

To facilitate subsequent transfers, all first mortgage bonds deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of first mortgage bonds with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the first mortgage bonds; DTC’s records reflect only the identity of the direct participants to whose accounts the first mortgage bonds are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to first mortgage bonds unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts first mortgage bonds are credited on the record date (identified in a listing attached to the omnibus proxy).

DTC may discontinue providing its services as securities depositary with respect to the first mortgage bonds at any time by giving reasonable notice to us or our agent. Under these circumstances, in the event that a successor securities depositary is not obtained, certificates for the first mortgage bonds are required to be printed and delivered. We may decide to discontinue the use of the system of book-entry-only transfers through DTC (or a successor securities depositary). In that event, certificates for the first mortgage bonds will be printed and delivered to DTC.

As long as DTC or its nominee is the registered owner of the global security certificates, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the global security certificates and all first mortgage bonds represented by these certificates for all purposes under the instruments governing the rights and obligations of holders of first mortgage bonds. Except in the limited circumstances referred to above, owners of beneficial interests in global security certificates:

▪	will not be entitled to have such global security certificates or the first mortgage bonds represented by these certificates registered in their names;

▪	will not receive or be entitled to receive physical delivery of securities certificates in exchange for beneficial interests in global security certificates; and

▪	will not be considered to be owners or holders of the global security certificates or the first mortgage bonds represented by these certificates for any purpose under the instruments governing the rights and obligations of holders of first mortgage bonds.

Payments with respect to first mortgage bonds represented by the global security certificates and all transfers and deliveries of first mortgage bonds will be made to DTC or its nominee, as the case may be, as the registered holder of the first mortgage bonds. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the issuer or its agent, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of that participant and not of DTC, the trustee, us or any of our agents, subject to any statutory or regulatory requirements as may be in effect from time to time. Payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) are the responsibility of us or our agent, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.

Ownership of beneficial interests in the global security certificates will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with DTC or its nominee. Ownership of beneficial interests in global security certificates will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by DTC or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf. Payments, transfers, deliveries, exchanges, and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by DTC from time to time. Neither we nor any agent for us will have any responsibility or liability for any aspect of DTC’s or any direct or indirect participant’s records relating to, or for payments made on account of, beneficial interests in global security certificates, or for maintaining, supervising or reviewing any of DTC’s records or any direct or indirect participant’s records relating to these beneficial ownership interests.

Although DTC has agreed to the foregoing procedures in order to facilitate transfer of interests in the global security certificates among participants, DTC is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. We will not have any responsibility for the performance by DTC or its direct or indirect participants under the rules and procedures governing DTC.

Because DTC can act only on behalf of direct participants, who in turn act only on behalf of direct or indirect participants, and certain banks, trust companies and other persons approved by it, the ability of a beneficial owner of first mortgage bonds to pledge the first mortgage bonds to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical certificates for the first mortgage bonds.

DTC has advised us that it will take any action permitted to be taken by a registered holder of any securities under the mortgage indenture only at the direction of one or more participants to whose accounts with DTC the first mortgage bonds are credited.

Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold interests in customers’ securities accounts in the depositaries’ names on the books of DTC. At the present time, Citibank, N.A. acts as U.S. depositary for Clearstream and JPMorgan Chase Bank, N.A. acts as U.S. depositary for Euroclear (the “U.S. Depositaries”).

Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries.

Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier and the Banque Centrale du Luxembourg, which supervise and oversee the activities of Luxembourg banks. Clearstream Participants are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations, and may include the underwriters or their affiliates. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with a Clearstream Participant. Clearstream has established an electronic bridge with Euroclear as the operator of the Euroclear System (the “Euroclear Operator”) in Brussels to facilitate settlement of trades between Clearstream and the Euroclear Operator.

Distributions with respect to the first mortgage bonds of a series held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream.

Euroclear holds securities and book-entry interests in securities for participating organizations (“Euroclear Participants”) and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries. Euroclear provides Euroclear Participants, among other things, with safekeeping, administration, clearance and settlement, securities lending and borrowing, and related services. Euroclear Participants are investment banks, securities brokers and dealers, banks, central banks, supranationals, custodians, investment managers, corporations, trust companies and certain other organizations, and may include the underwriters or their affiliates. Non-participants in Euroclear may hold and transfer beneficial interests in a global security through accounts with a Euroclear Participant or any other securities intermediary that holds a book-entry interest in a global security through one or more securities intermediaries standing between such other securities intermediary and Euroclear.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Distributions with respect to first mortgage bonds of a series held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for Euroclear.

Transfers between Euroclear Participants and Clearstream Participants will be effected in the ordinary way in accordance with their respective rules and operating procedures.

Cross-market transfers between DTC’s participating organizations (“DTC Participants”), on the one hand, and Euroclear Participants or Clearstream Participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global security in DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement applicable to DTC. Euroclear Participants and Clearstream Participants may not deliver instructions directly to their respective U.S. Depositaries.

Due to time zone differences, the securities accounts of a Euroclear Participant or Clearstream Participant purchasing an interest in a global security from a DTC Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear Participant or Clearstream Participant, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security related to a series of first mortgage bonds by or through a Euroclear Participant or Clearstream Participant to a DTC Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

The information in this section concerning Euroclear and Clearstream and their book-entry systems has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy of that information.

None of us, any of the underwriters or the trustee will have any responsibility for the performance by Euroclear or Clearstream or their respective participants of their respective obligations under the rules and procedures governing their operations.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and they may discontinue the procedures at any time.

Description of Preferred Stock

The following is a summary of the terms of the shares of our preferred stock. We may issue preferred stock in one or more series, as described below. This section summarizes the terms of our preferred stock that apply generally to all series as well as the terms of our Series D Participating Preferred Stock. We will describe the specific terms that apply to a particular series in the prospectus supplement relating to that series. Those specific terms will supplement and, if applicable, may modify or replace the general terms described in this section. If there are differences between the prospectus supplement relating to a particular series and this prospectus, the prospectus supplement will control.

When we refer to a series of preferred stock, we mean all of the shares of preferred stock issued as part of the same series under a certificate of designations filed as part of our certificate of incorporation. The following summary of the material provisions of preferred stock we may issue, and any additional disclosure that will be contained in the prospectus supplement relating to any particular series, is not complete. Each investor should refer to the certificate of designations authorizing the issuance of that series and to our certificate of incorporation for a complete description of the terms. Before we issue any series of preferred stock, our board of directors will adopt resolutions creating and designating the series and will file a certificate of designations stating the terms of that series with the Secretary of State of the State of Delaware. Our stockholders need not approve that certificate of designation or otherwise authorize the issuance of a series of preferred stock.

Shares Authorized and Shares Outstanding

As of the date of this prospectus, we had 380,000 shares of authorized preferred stock, none of which were outstanding. Of these 380,000 shares of preferred stock, 139,000 have been designated as 4.4% Series C Preferred Stock, $25 par value. Prior to August 15, 2008, 139,000 shares of our Series C Preferred Stock were issued and outstanding. On August 15, 2008, we redeemed all 139,000 outstanding shares of our Series C Preferred Stock, and, as a result, these shares were cancelled and may not be reissued. Of the remaining 241,000 shares of our preferred stock, 221,000 shares have been designated for possible issuance as Series D Participating Preferred Stock, as explained below in “Series D Participating Preferred Stock”, and 20,000 shares are undesignated.

Pursuant to our certificate of incorporation, we may issue the undesignated shares of our preferred stock from time to time in up to eight series without stockholder approval. Subject to limitations prescribed by Delaware law, our certificate of incorporation and our amended by-laws, our board of directors can determine the number of shares constituting each series of preferred stock and the designation, preferences, voting powers, qualifications, and special or relative rights or privileges of that series. These may include provisions concerning voting, redemption, dividends, dissolution, the distribution of assets, conversion or exchange, and other subjects or matters as may be fixed by resolution of the board or an authorized committee of the board. The preferred stock that may be offered by this prospectus will, when issued, be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

If we offer a specific series of preferred stock under this prospectus, we will describe the terms of the preferred stock of that series in the prospectus supplement for that offering and will file a copy of the certificate of designation establishing the terms of the preferred stock with the SEC and the Delaware Secretary of State. Among other things, the description will include:

▪	the title, series designation and stated value;

▪	the number of shares offered, the liquidation preference per share and the purchase price;

▪	the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for dividends;

▪	whether dividends will be cumulative, partially cumulative or non-cumulative and, if cumulative or partially cumulative, the date from which the dividends will accumulate;

▪	the procedures for any auction or remarketing, if any;

▪	the provisions for a sinking fund, if any;

▪	the provisions for redemption, if applicable;

▪	any listing of the preferred stock on any securities exchange or market;

▪	whether the preferred stock will be convertible into any series of our common stock, and, if applicable, the conversion price (or how it will be calculated);

▪	voting rights, if any, of the preferred stock;

▪	whether interests in the preferred stock will be represented by depositary shares;

▪	a discussion of any material and/or special U.S. federal income tax considerations applicable to the preferred stock;

▪	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

▪	any limitations on issuance of any class or series of preferred stock ranking senior to or on parity with the series of preferred stock as to dividend rights and rights upon our liquidation, dissolution or winding up;

▪	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock; and

▪	any transfer agent for the preferred stock.

Unless we specify otherwise in the applicable prospectus supplement, any future issuance of preferred stock, with respect to dividend rights and rights upon our liquidation, dissolution or winding up, will rank as follows:

▪	senior to all classes or series of our common stock, and senior to all equity securities issued by us the terms of which specifically provide that they rank junior to the preferred stock with respect to those rights; and

▪	on a parity with all equity securities we issue that do not rank senior or junior to the preferred stock with respect to those rights.

As used for these purposes, the term “equity securities” does not include convertible debt securities.

Global Securities

If we decide to issue preferred stock in the form of one or more global securities, then we will register the global securities in the name of the depositary for the global securities or the nominee of the depositary, and the global securities will be delivered to the depositary for credit to the accounts of the holders of beneficial interests in the global preferred stock. The prospectus supplement will describe the specific terms of the depositary arrangement for preferred stock of a series that is issued in global form. We, any payment agent and the security registrar will have no responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global preferred stock or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.

Series D Participating Preferred Stock

On August 18, 1999, our board adopted a resolution designating 221,000 shares of our preferred stock as Series D Preferred Stock, par value $0.01 per share. The number of shares may be increased or decreased by our board of directors prior to the issuance of any shares of this series.

We have not yet issued any Series D Preferred Stock. The right to purchase one one-hundredth of a share of Series D Preferred Stock was declared as a dividend for each outstanding share of common stock on January 28, 1998. The rights, however, expired on February 11, 2008.

Subject to the rights and the holders of any shares of any series of our preferred stock (or any similar stock) ranking prior and senior to our Series D Preferred Stock with respect to dividends, the holders of shares of our Series D Preferred Stock, in preference to the holders of our common stock and of any other junior stock, will be entitled to receive, as and when declared by our board, dividends payable in cash on the fifteenth (15th) day of February, May, August and November in each year. Each share of our Series D Preferred Stock will receive cumulative dividends (subject to certain adjustments) equal to 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in our common stock or a subdivision of our common stock (by reclassification or otherwise), declared on our common stock. We will be required to pay any of these dividends that are accrued and unpaid, without interest, before we may pay any dividends on our common shares.

If we declare or pay any dividend on our common stock payable in common stock, or we split, combine or consolidate our outstanding common stock (by means other than by payment of a dividend in common stock) into a greater or lesser number of shares, then the amount to which Series D Preferred stockholders were entitled immediately prior to that event will be adjusted. The adjustment would be determined by multiplying the amount to which the Series D Preferred Stockholders immediately prior to that event are entitled by a fraction, of which the numerator is the number of common shares outstanding after the event and the denominator is the number of common shares outstanding prior to the event. We will then declare a dividend or distribution on the Series D Preferred Stock immediately after we declare the dividend or distribution on the common stock (other than a dividend payable in common stock).

Our Series D Preferred Stock entitles holders to 100 votes on all matters submitted to a stockholder vote, and the Series D Preferred Stock stockholders vote together as a class with the common stockholders. If we declare or pay any dividend on our common stock payable in common stock, or we split, combine or consolidate outstanding common stock (by means other than by payment of a dividend in common stock) into a greater or lesser number of shares, then the number of votes per share that the Series D Preferred stockholders are entitled to will be adjusted by multiplying the number of votes per share that the Series D Preferred stockholders are entitled to immediately prior to the event by a fraction, of which the numerator is the number of common shares outstanding after the event and the denominator is the number of common shares outstanding prior to the event.

If we liquidate, dissolve or wind up, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series D Preferred Stock until the holders of shares of Series D Preferred Stock have received a minimum of $100.00 per share, plus all accrued and unpaid dividends and distributions on the Series D Preferred Stock. In any event, the holders of Series D Preferred Stock will be entitled to receive an amount per share (subject to adjustment as discussed below) equal to 100 times the amount to be distributed per share to holders of common stock. Distributions to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series D Preferred Stock will be made on a pro rata basis with the Series D Preferred Stock.

If we declare or pay any dividend on our common stock payable in common stock, or we subdivide, combine or consolidate our common stock (by reclassification or otherwise than by payment of a dividend in common stock) into a greater or lesser number of shares, then the aggregate amount to which holders of shares of Series D Preferred Stock were entitled immediately prior to any of those events upon liquidation, dissolution or winding up will be adjusted so that the ratio of liquidation preference due per share of Series D Preferred Stock will be the same both before and after the event and that these payments will be made prior to any payments to securities which rank junior to the Series D Preferred Stock.

If we enter into any consolidation, merger, combination or other transaction in which our common stock is exchanged for or changed into other stock or securities, cash and/or any other property, each share of our Series D Preferred Stock will have a right to receive 100 times the aggregate consideration to which each common share is entitled.

Adjustments will be made to the consideration that our holders of Series D Preferred Stock are entitled to receive in the event we declare or pay any dividend on the common stock payable in our common stock, or subdivide, combine or consolidate our common stock (by reclassification or otherwise than by payment of a dividend in our common stock into a greater or lesser number) so as to prevent dilution.

Some or all of the Series D Preferred Stock may be redeemed at our option on any dividend payment date at a redemption price per share equal to 100 times the fair market value of a common share on that date, together with all accrued and unpaid dividends on the Series D Preferred Stock.

The Series D Preferred Stock ranks junior to all series of preferred stock with respect to the distribution of assets.

Our certificate of incorporation may not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series D Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least a majority of the outstanding shares of Series D Preferred Stock, voting together as a single class, in addition to any other vote of stockholders required by law.

Description of Common Stock

Our certificate of incorporation authorizes the issuance of up to 25,000,000 common shares, par value $0.01 per share. There were 20,744,952 shares of our common stock issued and outstanding as of March 31, 2009.

There were 2,693 stockholders of record of our common stock at March 31, 2009. Our common stock is listed on the New York Stock Exchange under the symbol “CWT.” We intend to apply to the New York Stock Exchange to list any common stock issued under this prospectus and any prospectus supplement.

Holders of our common stock are entitled to vote at all elections of directors and to vote or consent on all stockholder questions at the rate of one vote per share. Stockholders may vote cumulatively in the election of directors. Under cumulative voting, every stockholder entitled to vote may give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held. Alternatively, the stockholder may distribute these votes on the same principle among as many candidates as the stockholder desires.

Subject to the rights, privileges, preferences, restrictions and conditions attaching to any other class or series of our securities, holders of our common stock have the right to receive any dividends we declare and pay on our common stock. They also have the right to receive our remaining assets and funds upon liquidation, dissolution or winding-up, if any, after we pay to the holders of any series of our preferred stock the amounts they are entitled to, and after we pay all our debts and liabilities.

Our common stock is subject and subordinate to any rights and preferences granted under our certificate of incorporation and any rights and preferences which may be granted to any series of preferred stock by our board pursuant to the authority conferred upon our board under our certificate of incorporation.

After all cumulative dividends are declared and paid or set apart on any series of our preferred stock which may be outstanding, the board may declare any additional dividends on our common stock out of our surplus (the excess, if any, of our net assets over total paid-in capital) or if there is no surplus, the net profits for the current fiscal year or the fiscal year before which the dividend is declared. Our board may only declare cash dividends if after paying those dividends we would be able to pay our liabilities as they become due.

The common stock issued by this prospectus and any related prospectus supplement will, when issued, be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights. Except for any conversion rights that may be granted to any shares of our preferred stock, no holders of any of our capital stock are entitled to purchase or otherwise participate in any of our new or additional equity offerings.

American Stock Transfer & Trust Company LLC is the transfer agent, registrar and dividend paying agent for our common stock. Its phone number is (800) 937-5449.

Anti-Takeover Effects of Our Certificate of Incorporation,
Amended Bylaws and Delaware Law

Our amended by-laws contain provisions requiring advance written notice of director nominations or other proposals by stockholders and requiring directors to be free of certain affiliations with certain of our competitors. Also, we have adopted severance arrangements with our executive officers as part of their compensation packages. Furthermore, under our certificate of incorporation, stockholders may not act by written consent, and all stockholder action must be taken at a properly called and noticed meeting of stockholders.

We are subject to Section 203 of the Delaware General Corporation Law, which provides, with certain exceptions, that a Delaware corporation may not engage in certain business combinations with a person or affiliate or associate of such person who is an “interested stockholder” for a period of three years from the date such person became an interested stockholder unless:

▪	the transaction resulting in the acquiring person becoming an interested stockholder, or resulting in the business combination, is approved by our board of directors before the person becomes an interested stockholder;

▪	the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by persons who are directors and also officers, and employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

▪	on or after the date the person becomes an interested stockholder, the business combination is approved by our board of directors and by the holders of at least 66 2/3% of the corporation’s outstanding voting stock at an annual or special meeting, excluding shares owned by the interested stockholder.

An “interested stockholder” is defined as any person that is (x) the owner of 15% or more of the outstanding voting stock of the corporation or (y) an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock at any time within the three year period immediately prior to the date on which it sought to be determined whether such person is an interested stockholder.

Plan of Distribution

We and Cal Water may sell the securities through one or more of the following ways:

▪	directly to purchasers;

▪	to or through one or more underwriters or dealers;

▪	through agents; or

▪	through a combination of any such methods of sale.

A prospectus supplement with respect to a particular issuance of securities will set forth the terms of the offering of those securities, including the following:

▪	name or names of any underwriters, dealers or agents;

▪	the purchase price of the securities and the estimated amount of proceeds we and Cal Water will receive;

▪	any underwriting discounts and commissions; and

▪	any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If we and Cal Water use underwriters in the sale, the underwriters will acquire the securities for their own account and they may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriting syndicates represented by one or more managing underwriters or one or more independent firms acting as underwriters may offer the securities to the public. In connection with the sale of securities, we and Cal Water may compensate the underwriters in the form of underwriting discounts and commissions. The purchasers of the securities for whom the underwriters may act as agent may also pay them commissions. Underwriters may sell the securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any underwriters to purchase the securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the securities if any are purchased.

If we and Cal Water use dealers in the sale of the securities, we and Cal Water will sell the securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The applicable prospectus supplement will name any dealer, who may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933 (the “Securities Act”), involved in the offer or sale of securities, and set forth any commissions or discounts we and Cal Water grant to the dealer.

If we and Cal Water use agents in the sales of the securities, the agents may solicit offers to purchase the securities from time to time. Any of these agents, who may be deemed to be an underwriter, as that term is defined in the Securities Act, involved in the offer or sale of the securities will be named, and any commissions payable by us and Cal Water to such agent will be set forth, in the applicable prospectus supplement. Any agent will be acting on a reasonable efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

We and Cal Water may also sell securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to resales. The terms of those sales would be described in the prospectus supplement.

If the prospectus supplement so indicates, we and Cal Water will authorize agents, underwriters and dealers to solicit offers to purchase securities from us and Cal Water at the public offering price set forth in the prospectus supplement pursuant to stock purchase or delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of the contracts.

Agents, dealers and underwriters may be entitled under agreements with us and Cal Water to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters or their affiliates may engage in transactions with, or perform services for, us, Cal Water or our subsidiaries for customary compensation.

If indicated in the applicable prospectus supplement, one or more firms may offer and sell securities in connection with a remarketing upon their purchase, in accordance with their terms, acting as principals for their own accounts or as our agents. Any remarketing firm will be identified and the terms of its agreement, if any, with us and Cal Water will be described in the applicable prospectus supplement. We and Cal Water may be obligated to indemnify the remarketing firm against certain liabilities, including liabilities under the Securities Act, and the remarketing firm may engage in transactions with or perform services for us, Cal Water or our subsidiaries for customary compensation.

Any underwriter may engage in over-allotment, stabilizing and syndicate short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate short covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim selling concessions from dealers when the securities originally sold by the dealers are purchased in covering transactions to cover syndicate short positions. These transactions may cause the price of the securities sold in an offering to be higher than it would otherwise be. These transactions, if commenced, may be discontinued by the underwriters at any time.

The prospectus supplement relating to each offering will set forth the anticipated date of delivery of the securities.

Legal Matters

Gibson, Dunn & Crutcher LLP, San Francisco, California will issue a legal opinion with respect to the validity of the securities.

Experts

The consolidated financial statements for the year ended December 31, 2008, incorporated in this prospectus by reference from the Current Report on Form 8-K filed on April 7, 2009, and the effectiveness of California Water Service Group and subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference (which report (1) expresses an unqualified opinion on the consolidated financial statements and includes an explanatory paragraph related to the addition of Note 17 to the consolidated financial statements in which the company has included condensed consolidating financial information of California Water Service Group and its subsidiaries and (2) expresses an unqualified opinion on the effectiveness of internal control over financial reporting). Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Our consolidated financial statements as of December 31, 2007 and for each of the years in the two-year period ended December 31, 2007, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Where You can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can inspect and copy, at prescribed rates, these reports, proxy statements and other information at the public reference facilities of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on its public reference room. The SEC also maintains a Web site that contains reports, proxy statements and other information regarding registrants that file electronically with the SEC at http://www.sec.gov. You also can inspect reports and other information we file at the office of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

The SEC allows us to “incorporate by reference” into this prospectus certain information that we file with the SEC. This means that we can disclose important information to you by referring you to another document that we filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. You should read the information incorporated by reference because it is an important part of this prospectus. We incorporate by reference the documents we have filed with the SEC listed below and all documents we subsequently file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering under this prospectus:

▪	Annual Report on Form 10-K for the fiscal year ended December 31, 2008;

▪	Current Report on Form 8-K filed on April 7, 2009;

▪	The portions of our Definitive Proxy Statement on Schedule 14A filed on April 6, 2009 that were incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2008, as indicated therein; and

▪	The description of our common stock on Form 8-A filed on March 18, 1994 (under the name California Water Service Company) and any future amendment or report filed for the purpose of updating that description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

California Water Service Group
1720 North First Street
San Jose, CA 95112-4598
Attn: Investor Relations
Phone: (408) 367-8200

Cal Water is our direct, wholly-owned subsidiary and the obligations of Cal Water under the first mortgage bonds Cal Water offers pursuant to this prospectus will be fully and unconditionally guaranteed by us. Cal Water is not currently subject to the information reporting requirements under the Exchange Act. Cal Water will be exempt from such information reporting requirements as long as it is 100% owned by us, any outstanding first mortgage bonds of Cal Water listed under the registration statement of which this prospectus is a part are fully and unconditionally guaranteed by us and we include in the footnotes to our audited consolidated financial statements summarized consolidated financial information concerning Cal Water.

We maintain a Web site at http://www.calwatergroup.com and Cal Water maintains a Web site at http://www.calwater.com where certain additional information about us and Cal Water may be found. We and Cal Water undertake no obligation to update the information found on these Web sites. The information on these Web sites is not a part of this prospectus, any prospectus supplement, or the registration statement, but is referenced and maintained as a convenience to investors.

You should rely only on the information contained in or incorporated by reference in this prospectus or the applicable prospectus supplement. We and Cal Water have not authorized anyone to provide you with different information. We and Cal Water may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We and Cal Water are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

California Water Service Group

California Water Service Company

Prospectus

April 8, 2009

Part II

Information not Required in Prospectus

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated fees and expenses payable by the registrants in connection with the issuance and distribution of the securities registered hereby:

	Amount

SEC registration fee	$		*
Accountant’s fees and expenses		305,000
Legal fees and expenses		1,500,000
Printing costs		65,000
Blue sky fees and expenses		5,000
Miscellaneous expenses		560,000

Total		$2,435,000

*	To be deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r).

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

California Water Service Group (“CWSG”) is a Delaware corporation. To the fullest extent permitted by the Delaware General Corporation Law, CWSG’s certificate of incorporation eliminates a director’s personal liability for monetary damages to CWSG and its stockholders, including liability arising from a breach of fiduciary duty as a director. Section 102 of the Delaware General Corporation Law allows a corporation to include in its certificate of incorporation a provision that eliminates the personal liability of the directors of that corporation to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933 (the “Securities Act”). Section Seven of CWSG’s Certificate of Incorporation provides for indemnification of any person who is or was a party to a proceeding by reason of the fact that such person was an agent of CWSG, to the fullest extent permitted under Section 145 of the Delaware General Corporation Law.

CWSG has entered into indemnity agreements with certain directors and executive officers. These agreements, among other things, indemnify the directors and executive officers for certain expenses (including attorneys’ fees), judgments, fines, and settlement payments incurred by such persons in any action, including any action by or in the right of CWSG, in connection with the good faith performance of their duties as a director or officer. The indemnification agreements also provide for the advancement of expenses by CWSG to the officer or director upon request and upon receipt by CWSG of an undertaking to repay such advance in certain circumstances. In addition, CWSG maintains officers and directors liability insurance for an annual aggregate maximum coverage of up to $50 million.

At present, there is no pending litigation or proceeding involving a director, officer, employee or other agent of CWSG in which indemnification is being sought, nor are we aware of any threatened litigation that may result in a claim for indemnification by any director, officer, employee or other agent of us.

California Water Service Company (“Cal Water”) is a California corporation and a wholly-owned subsidiary of CWSG. Section 317 of the California General Corporation Law permits indemnification of directors, officers and employees of corporations under certain conditions and subject to certain limitations. Article Ninth of Cal Water’s Restated Articles of

Incorporation, as amended, contains provisions limiting the monetary liability of directors for certain breaches of fiduciary duties as a director. Article Ninth of Cal Water’s Restated Articles of Incorporation, as amended, contains provisions for the indemnification of directors, officers and employees to the fullest extent permitted under Section 317. Cal Water’s Board of Directors has also adopted resolutions specifying the procedures to be followed by an officer or director who is seeking indemnification. Such procedures provide for, among other things, the advancement of expenses by Cal Water to the officer or director upon request and upon receipt by Cal Water of an undertaking to repay such advance in certain circumstances. In addition, Cal Water maintains officers and directors liability insurance for an annual aggregate maximum coverage of up to $50 million.

ITEM 16.	EXHIBITS

See Exhibit Index immediately following the signature page hereof.

ITEM 17.	UNDERTAKINGS

The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)1(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by an undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of either undersigned registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons pursuant to the provisions referred to in Item 15 hereof, or otherwise, the undersigned registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by an undersigned registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by such undersigned registrant is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on April 8, 2009.

CALIFORNIA WATER SERVICE GROUP

By:	/s/ Martin A. Kropelnicki
Martin A. Kropelnicki
Vice President, Chief Financial Officer
and Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter C. Nelson and Martin A. Kropelnicki, each of whom may act without joinder of the other, as their true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any and all Registration Statements filed pursuant to Section 462 of the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Peter C. Nelson Peter C. Nelson	President and Chief Executive Officer (Principal Executive Officer) and Director	April 8, 2009

/s/ Martin A. Kropelnicki Martin A. Kropelnicki	Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	April 8, 2009

/s/ Robert W. Foy Robert W. Foy	Director, Chairman of the Board of Directors	April 8, 2009

/s/ Calvin L. Breed Calvin L. Breed	Controller (Principal Accounting Officer)	April 8, 2009

/s/ Douglas M. Brown Douglas M. Brown	Director	April 8, 2009

/s/ Edward D. Harris, Jr., M.D. Edward D. Harris, Jr., M.D.	Director	April 8, 2009

Signature	Title	Date

/s/ Bonnie G. Hill Bonnie G. Hill	Director	April 8, 2009

/s/ Edwin A. Guiles Edwin A. Guiles	Director	April 8, 2009

/s/ Richard P. Magnuson Richard P. Magnuson	Director	April 8, 2009

/s/ Linda R. Meier Linda R. Meier	Director	April 8, 2009

/s/ George A. Vera George A. Vera	Director	April 8, 2009

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on April 8, 2009.

CALIFORNIA WATER SERVICE COMPANY

By:	/s/ Martin A. Kropelnicki
Martin A. Kropelnicki
Vice President, Chief Financial Officer
and Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter C. Nelson and Martin A. Kropelnicki, each of whom may act without joinder of the other, as their true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any and all Registration Statements filed pursuant to Section 462 of the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Peter C. Nelson Peter C. Nelson	President and Chief Executive Officer (Principal Executive Officer) and Director	April 8, 2009

/s/ Martin A. Kropelnicki Martin A. Kropelnicki	Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	April 8, 2009

/s/ Robert W. Foy Robert W. Foy	Director, Chairman of the Board of Directors	April 8, 2009

/s/ Calvin L. Breed Calvin L. Breed	Controller (Principal Accounting Officer)	April 8, 2009

/s/ Douglas M. Brown Douglas M. Brown	Director	April 8, 2009

/s/ Edward D. Harris, Jr., M.D. Edward D. Harris, Jr., M.D.	Director	April 8, 2009

/s/ Bonnie G. Hill Bonnie G. Hill	Director	April 8, 2009

Signature	Title	Date

/s/ Edwin A. Guiles Edwin A. Guiles	Director	April 8, 2009

/s/ Richard P. Magnuson Richard P. Magnuson	Director	April 8, 2009

/s/ Linda R. Meier Linda R. Meier	Director	April 8, 2009

/s/ George A. Vera George A. Vera	Director	April 8, 2009

Exhibit Index

1	.1*	Form of Underwriting Agreement for Equity Securities
1	.2*	Form of Underwriting Agreement for First Mortgage Bonds
4.1		Certificate of Incorporation of California Water Service Group (incorporated by reference to Exhibit 3.1 to Quarterly Report on Form 10-Q filed August 9, 2006 of California Water Service Group)
4.2		Certificate of Designations of California Water Service Group regarding Series D Participating Preferred Stock (incorporated by reference to Exhibit 4.2 to Annual Report on Form 10-K filed March 15, 2004 of California Water Service Group)
4.3		Amended and Restated Bylaws of California Water Service Group as amended on November 28, 2007 (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed December 3, 2007 of California Water Service Group)
4.4		Mortgage of Chattels and Trust Indenture dated April 1, 1928; Eighth Supplemental Indenture dated November 1, 1945, covering First Mortgage 3.25% Bonds, Series C; Twenty-First Supplemental Indenture dated October 1, 1972, covering First Mortgage 7.875% Bonds, Series P; Twenty-Fourth Supplemental Indenture dated November 1, 1973, covering First Mortgage 8.50% Bonds, Series S (Exhibits 2(b), 2(c), 2(d), Registration Statement No. 2-53678, of which certain exhibits are incorporated by reference to Registration Statement Nos. 2-2187, 2-5923, 2-9681, 2-10517 and 2-11093).
4.5		Thirty-fourth Supplemental Indenture dated as of November 1, 1990, covering First Mortgage 9.86% Bonds, Series CC. (incorporated by reference to Exhibit 4 to Annual Report on Form 10-K for the year ended December 31, 1990)
4.6		Form of Thirty-Ninth Supplemental Indenture between California Water Service Company and U.S. Bank National Association, as trustee
4.7		Form of Fortieth Supplemental Indenture between California Water Service Company and U.S. Bank National Association, as trustee, covering the 9.86% First Mortgage Bonds due 2020, Series CC
4.8		Form of Forty-Second Supplemental Indenture between California Water Service Company and U.S. Bank National Association, as trustee, covering the 6.94% First Mortgage Bonds due 2012, Series KK
4.9		Form of Forty-Ninth Supplemental Indenture between California Water Service Company and U.S. Bank National Association, as trustee, covering the 5.29% First Mortgage Bonds due 2022, Series GGG
4.10		Form of Fiftieth Supplemental Indenture between California Water Service Company and U.S. Bank National Association, as trustee, covering the 5.29% First Mortgage Bonds due 2022, Series HHH
4.11		Form of Supplemental Indenture for exchange offer
4.12		Form of Global First Mortgage Bond (attached as Exhibit A to the Thirty-Ninth Supplemental Indenture)
4.13		Form of Guarantee (attached as Exhibit D to the Thirty-Ninth Supplemental Indenture)
5.1		Opinion of Gibson, Dunn & Crutcher LLP
12.1		Computation of Ratios of Earnings to Fixed Charges
12.2		Computation of Ratios of Earnings to Fixed Charges and Preferred Stock Dividends
23.1		Consent Gibson, Dunn & Crutcher LLP (included in their opinion in Exhibit 5.1)
23.2		Consent of Independent Registered Public Accounting Firm
23.3		Consent of Independent Registered Public Accounting Firm
24.1		Power of attorney of certain officers and directors of California Water Service Group (included in signature page)
24.2		Power of attorney of certain officers and directors of California Water Service Company (included in signature page)
25		Statement of Eligibility of U.S. Bank National Association, trustee under the Mortgage Indenture

*	To be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference or by post-effective amendment.